Exhibit 5





                                  May 15, 2003



Sprint Corporation
P.O. Box 11315
Kansas City, Missouri  64112

     Re:  10,000,000 shares of FON Common Stock (par value  $2.00 per  share)  and 40,000,000 shares of PCS Common  Stock
          (par value $1.00 per share), issuable in connection with the 1988 Employees Stock Purchase Plan

Gentlemen:

     I have acted as your counsel in connection with the proposed offering and issuance of an aggregate of 10,000,000 shares of your FON Common Stock (the "FON Shares") and 40,000,000 shares of your PCS Common Stock (the "PCS Shares"), referred to in the Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). In such connection, I have examined the Registration Statement and I am familiar with the proceedings taken by your stockholders and your Board of Directors and officers in connection with the authorization of the FON shares and the PCS Shares, the recapitalization of your Common Stock into FON Common Stock and PCS Common Stock, and related matters, and I have reviewed such documents, records, and matters of law as I have considered necessary for rendering my opinion hereinafter set forth.

     Based upon the foregoing, I am of the opinion that:

     1. Sprint Corporation is a corporation duly organized and validly existing under the laws of the State of Kansas.

     2. The FON Shares and the PCS Shares have been duly and validly authorized, and when (i) the Registration Statement has become effective under the Act and (ii) the FON Shares and the PCS Shares are issued and sold in the manner and upon the terms set forth in the 1988 Employees Stock Purchase Plan, such FON Shares and PCS Shares will be legally issued, fully paid and nonassessable.


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Sprint Corporation
May 15, 2003
Page 2





     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.





                                        Very truly yours,

                                        /s/ Michael T. Hyde

                                        Michael T. Hyde